Exhibit 10.2

COLLATERAL TRUST AGREEMENT
dated as of April 17, 2017,
among
UNISYS CORPORATION,
the Guarantors from time to time party hereto,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as First Lien Trustee under the First Lien Indenture,
the other Priority Lien Debt
Representatives from time to time party hereto
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Trustee

iii

TABLE OF CONTENTS
Page

Article 1.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION 1

Section 1.1.	Defined Terms 1

Section 1.2.	Rules of Interpretation 19

Article 2.	THE SENIOR TRUST ESTATE 20

Section 2.1.	Declaration of Senior Trust 20

Section 2.2.	RESERVED 21

Section 2.3.	RESERVED 21

Section 2.4.	RESERVED. 22

Section 2.5.	RESERVED. 22

Section 2.6.	RESERVED 22

Section 2.7.	Actions of Holders of Priority Lien Representatives and Holders of Priority Lien Obligations 22

Section 2.8.	RESERVED 22

Article 3.	OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE 22

Section 3.1.	Undertaking of the Collateral Trustee 22

Section 3.2.	Release or Subordination of Liens 23

Section 3.3.	Enforcement of Liens 24

Section 3.4.	Application of Proceeds 25

Section 3.5.	Powers of the Collateral Trustee 26

Section 3.6.	Documents and Communications 26

Section 3.7.	For Sole and Exclusive Benefit of Holders of Priority Lien Obligations 26

Section 3.8.	Additional Priority Lien Debt 27

Section 3.9.	Additional Junior Lien Debt 28
Article 4.    OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE OTHER GUARANTORS    28

Section 4.1.	Release of Liens on Collateral 28

Section 4.2.	Delivery of Copies to Priority Lien Representatives 30

Section 4.3.	Collateral Trustee not Required to Serve, File, Register or Record 30

Section 4.4.	Release of Liens in Respect of First Lien Notes 30

Article 5.	IMMUNITIES OF THE COLLATERAL TRUSTEE 30

Section 5.1.	No Implied Duty 30

Section 5.2.	Appointment of Agents and Advisors 31

Section 5.3.	Other Agreements 31

Section 5.4.	Solicitation of Instructions 31

Section 5.5.	Limitation of Liability 31

Section 5.6.	Documents in Satisfactory Form 31

Section 5.7.	Entitled to Rely 31

Section 5.8.	Priority Lien Debt Default 32

Section 5.9.	Actions by Collateral Trustee 32

Section 5.10.	Security or Indemnity in Favor of the Collateral Trustee 32

Section 5.11.	Rights of the Collateral Trustee 32

Section 5.12.	Limitations on Duty of Collateral Trustee in Respect of Collateral 33

Section 5.13.	Assumption of Rights, Not Assumption of Duties 33

Section 5.14.	No Liability for Clean Up of Hazardous Materials 34

Section 5.15.	No Obligation to Act 34

Article 6.	RESIGNATION, REMOVAL AND REPLACEMENT OF THE COLLATERAL TRUSTEE
34

Section 6.1.	Resignation or Removal of Collateral Trustee 34

Section 6.2.	Appointment of Successor Collateral Trustee 34

Section 6.3.	Succession 35

Section 6.4.	Merger, Conversion or Consolidation of Collateral Trustee 35

Article 7.	MISCELLANEOUS PROVISIONS 36

Section 7.1.	Amendment 36

Section 7.2.	Voting 39

Section 7.3.	Further Assurances; Insurance; Real Estate. 39

Section 7.4.	RESERVED 42

Section 7.5.	Successors and Assigns 42

Section 7.6.	Delay and Waiver 42

Section 7.7.	Notices 43

Section 7.8.	Notice Following Discharge of Priority Lien Obligations 43

Section 7.9.	Entire Agreement 44

Section 7.10.	Compensation; Expenses 44

Section 7.11.	Indemnity 45

Section 7.12.	Severability 45

Section 7.13.	Headings 45

Section 7.14.	Obligations Secured 45

Section 7.15.	Governing Law 45

Section 7.16.	Consent to Jurisdiction 46

Section 7.17.	Waiver of Jury Trial 46

Section 7.18.	Counterparts 46

Section 7.19.	Effectiveness 47

Section 7.20.	Additional Guarantors 47

Section 7.21.	Continuing Nature of this Agreement 47

Section 7.22.	Insolvency 47

Section 7.23.	Rights and Immunities of Priority Lien Representatives 47

Section 7.24.	Patriot Act 47

Section 7.25.	Force Majeure 48

EXHIBIT A - Additional Priority Lien Debt Designation
EXHIBIT B - Form of Collateral Trust Joinder-Additional Priority Lien Debt
EXHIBIT C - Form of Collateral Trust Joinder-Additional Guarantors

SCHEDULE 1 - Mortgaged Properties

18

This Collateral Trust Agreement (this “Agreement”) is dated as of April 17, 2017 and is by and among Unisys Corporation, a Delaware corporation (the “Company”), the Guarantors from time to time party hereto, Wells Fargo Bank, National Association, as First Lien Trustee (as defined below), the other Priority Lien Representatives from time to time party hereto, and Wells Fargo Bank, National Association, as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).
RECITALS
The Company intends to issue 10.750% Senior Secured Notes due 2022 (the “First Lien Notes”) in an aggregate principal amount of $440,000,000 pursuant to an Indenture, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “First Lien Indenture”), among the Company, the Guarantors party thereto from time to time and Wells Fargo Bank, National Association, as trustee (in such capacity and together with its successors and assigns in such capacity, the “First Lien Trustee”).
The Company and the Guarantors intend to secure the Obligations under the First Lien Notes, the Guarantees of the First Lien Notes and the First Lien Indenture and any future Priority Lien Debt with Liens on all current and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents.
This Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the collateral trustee for the current and future holders of the Priority Lien Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.
Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.
AGREEMENT
In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article 1.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section1Defined Terms
. The following terms will have the following meanings:
“ABL Collateral” means all of the following now owned or hereafter acquired assets wherever located (including, for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any provision of any other Bankruptcy Law), would constitute ABL Collateral:

(1)Accounts and “payment intangibles” (as defined in Article 9 of the UCC), other than payment intangibles that constitute identifiable proceeds of Collateral which is not otherwise ABL Collateral;
(2)“deposit accounts” (as defined in Article 9 of the UCC) and “securities accounts” (as defined in Article 8 of the UCC) (in each case, other than the Collateral Account and the Proceeds Account), including all monies, “uncertificated securities” (as defined in Article 8 of the UCC) (other than Capital Stock of Subsidiaries of any Grantor) and “securities entitlements” (as defined in Article 8 of the UCC) contained therein (including all cash, marketable securities and other funds held in or on deposit in either of the foregoing), and “chattel paper” (as defined in Article 9 of the UCC);
(3)(a) “general intangibles” (as defined in Article 9 of the UCC) pertaining solely to the other items of property included within clauses (1), (2), (4) and (5) of this definition of ABL Collateral (other than Capital Stock of Subsidiaries of any Grantor and Intellectual Property) and (b) “instruments” (as defined in Article 9 of the UCC) and intercompany Indebtedness (whether or not evidenced by an instrument, a note or otherwise);
(4)“records” (as defined in Article 9 of the UCC), “supporting obligations” (as defined in Article 9 of the UCC) and related “letters of credit” (as defined in Article 5 of the UCC), “commercial tort claims” (as defined in Article 9 of the UCC) or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing; and
(5)substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing, except to the extent that any item of property included in clauses (1) through (5) includes Excluded Assets;
provided that, notwithstanding anything to the contrary contained in the foregoing, ABL Collateral shall include without limitation any proceeds from the disposition of “inventory” (as defined in Article 9 of the UCC) sold by the Company in the ordinary course of business; provided, further, that in no case shall ABL Collateral include any identifiable cash proceeds of the First Lien Notes that have been deposited in the Proceeds Account or any identifiable cash proceeds from a sale, lease, conveyance or other disposition of any Collateral (other than ABL Collateral or inventory sold by the Company in the ordinary course of business) that have been deposited in the Collateral Account, in each case in accordance with the terms of the Priority Lien Documents.
“ABL Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as collateral agent, or any other Person designated as collateral agent under the ABL Loan Documents.
“ABL Collateral Documents” means the Collateral Documents (as defined in the ABL Credit Agreement) or the collateral documents under any Credit Facility that succeeds, replaces, refinances, amends or amends and restates the ABL Credit Agreement.
“ABL Credit Agreement” means the Credit Agreement, dated as of June 23, 2011, by and among the Company, the other persons party thereto designated as guarantors, Wells Fargo Bank, National Association, as administrative agent thereunder, and the other lenders parties thereto, and any agreements executed in connection therewith, including any related notes, letters of credit, reaffirmation agreements, guarantees, collateral documents, fee letters and instruments, and any appendices, exhibits, annexes or schedules to any of the foregoing, and any amendments, supplements, modifications, increases, extensions, renewals, restatements, refinancings, replacements or refundings thereof.
“ABL Liens” means Liens granted pursuant to the ABL Collateral Documents to the ABL Collateral Agent at any time, upon the ABL Collateral of the Company or any Guarantor to secure ABL Obligations.

“ABL Loan Documents” means the Loan Documents (as defined in the ABL Credit Agreement) or the loan documents under any Credit Facility that succeeds, replaces, refinances, amends or amends and restates the ABL Credit Agreement.
“ABL-Notes Intercreditor Agreement” means that certain ABL-Notes Intercreditor Agreement, dated as of the Issue Date, between the ABL Collateral Agent, the Collateral Trustee and the First Lien Trustee and acknowledged by the Company and each Guarantor, as it may be amended, supplemented, modified, restated, renewed or replaced from time to time.
“ABL Obligations” means all Obligations outstanding under the ABL Credit Agreement and the other ABL Loan Documents and the Bank Product Agreements (as defined in the ABL Credit Agreement) and Secured Rate Contracts (as defined in the ABL Credit Agreement). “ABL Obligations” shall include (a) all amounts accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the relevant ABL Loan Document, whether or not the claim for such amounts is allowed as a claim in such Insolvency or Liquidation Proceeding and (b) all other Obligations that are purported to be secured under the ABL Collateral Documents, so long as the granting of the Liens thereunder was permitted by the ABL Loan Documents.
“Account” means, as of any date of determination, all “accounts” (as such term is defined in the UCC) of the Company and including the unpaid portion of the obligation of a customer of the Company in respect of inventory purchased by and shipped to such customer and/or the rendition of services by the Company, as stated on the respective invoice of the Company, net of any credits, rebates or offsets owed to such customer.
“Act of Required Debtholders” means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of at least 50.1% of the sum of:
(6)the aggregate outstanding principal amount of Priority Lien Debt (including outstanding letters of credit whether or not then available or drawn, with such letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder); and
(7)other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt.
For purposes of this definition, (a) Priority Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding, and votes will be determined in accordance with Section 7.2. In addition, with respect to any amendment, the consent of the holders of any Priority Lien Debt is not necessary under any Security Document or Priority Lien Document to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

“Additional Priority Lien Debt” has the meaning set forth in Section 3.8.
“Additional Priority Lien Debt Designation” means a notice in substantially the form of Exhibit A.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” has the meaning set forth in the preamble.
“Asset Sale” has the meaning assigned to it in the First Lien Indenture.
“Asset Sale Offer” has the meaning assigned to it in the First Lien Indenture.
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
“Business Day” means each day that is not a Legal Holiday.
“Capital Lease Obligations” has the meaning assigned to it in the First Lien Indenture.
“Capital Stock” means:
(8)in the case of a corporation, corporate stock;
(9)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(10)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(11)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means:
(12)United States dollars, Euros, any national currency of any participating member state of the economic and monetary union as contemplated in the Treaty on European Union, Australian dollars, Brazilian Reais, Indian Rupees, Swiss Franc and the British pound, or other local currencies held by the Company and its Subsidiaries from time to time in the ordinary course of business;
(13)securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government or, in the case of any Foreign Subsidiary, by the government of any other member country of O.E.C.D. (provided that the full faith and credit of the United States or such other member country of O.E.C.D., as applicable, is pledged in support of those securities), in each case, having maturities of not more than two years from the date of acquisition;
(14)certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits and demand deposits, in each case, with any commercial bank having (x) capital and surplus in excess of $500,000,000 in the case of U.S. banks or (y) capital and surplus in excess of $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;
(15)repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(16)commercial paper or marketable short-term money market or readily marketable direct obligations and similar securities having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within two years after the date of acquisition;

(17)investment funds investing 95% of their assets in securities of the types described in clauses (1) through (5) above and (7) below;
(18)investments with average maturities of 12 months or less from the date of acquisition in money market funds rated “AAA” (or the equivalent thereof) or better by S&P or “Aaa” (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and that have portfolio assets of at least $1.0 billion; and
(19)demand deposits held in accounts maintained in the ordinary course of business with commercial banks having (x) capital and surplus in excess of $500,000,000 in the case of U.S. banks, or (y) capital and surplus in excess of $50,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks.
“CFCs” means any Person that is a controlled foreign corporation within the meaning of Section 957 of the Code.
“Class” means every Series of Priority Lien Debt, taken together.
“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.
“Collateral” means all the assets and properties subject to the Liens created by the Security Documents. For the avoidance of doubt, no Excluded Assets shall be included in the Collateral.
“Collateral Account” means one or more deposit accounts or securities accounts under the control of the First Lien Trustee or the Collateral Trustee holding only the proceeds of any sale or disposition of any Collateral (other than ABL Collateral).
“Collateral Trustee” has the meaning set forth in the preamble.
“Collateral Trust Joinder” means (1) with respect to the provisions of this Agreement relating to any Additional Priority Lien Debt, an agreement substantially in the form of Exhibit B and (2) with respect to the provisions of this Agreement relating to the addition of additional Guarantors, an agreement substantially in the form of Exhibit C.
“Company” has the meaning set forth in the preamble.
“Consolidated Total Assets” has the meaning assigned to it in the First Lien Indenture.
“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Covenant Defeasance” has the meaning assigned to it in the First Lien Indenture.
“Credit Facility” means any debt facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures), in each case with banks or other institutional lenders providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refinancings or refundings thereof and any debt facilities or other financing arrangements that exchange, replace, refund, refinance, extend, renew, restate, amend, supplement or modify any part of the loans, notes, other credit facilities or commitments thereunder, including any such exchanged, replacement, refunding, refinancing, extended, renewed, restated, amended, supplemented or modified facility or arrangement that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09 of the First Lien Indenture and the other Priority Lien Documents) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder.
“Discharge of Priority Lien Obligations” means the occurrence of all of the following:
(20)termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;
(21)payment in full in cash of the principal of, and interest and premium, if any, on all Priority Lien Debt (other than any undrawn letters of credit);
(22)discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt; and
(23)payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).
“Domestic Subsidiary”
“Equally and Ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Priority Lien Obligations within the same Class, that such Liens or proceeds:
(24)will be allocated and distributed in accordance with Section 3.4, first, to the Priority Lien Representative for each outstanding Series of Priority Lien Debt within that Class, for the account of the holders of such Series of Priority Lien Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on, each outstanding Series of Priority Lien Debt within that Class when the allocation or distribution is made; and thereafter
(25)will be allocated and distributed in accordance with Section 3.4 (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Priority Lien Obligations within that Class) to the Priority Lien Representative for each outstanding Series of Priority Lien Obligations within that Class, for the account of the holders of any remaining Priority Lien Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Priority Lien Obligations within that Class due and demanded (with written notice to the applicable Priority Lien Representative and the Collateral Trustee) prior to the date such distribution is made.
“Excess Proceeds” has the meaning assigned to it in the First Lien Indenture.
“Excluded Assets” means each of the following:
(26)any (i) real property located outside the United States, (ii) real property located in the United States with a Fair Market Value less than $2,500,000, (iii) real property located at 3199 Pilot Knob Road, Eagan, Minnesota and (iv) leasehold interests in real property; provided that no local filings or other steps shall be required to perfect a security interest in fixtures other than in conjunction with the filing of mortgages or deeds of trust for real property as required by the Priority Lien Documents;
(27)any lease, license, contract, property right or agreement to which the Company or any Guarantor is a party, and any of its rights or interests thereunder, if and to the extent that a security interest is (i) prohibited by or in violation of any law, rule or regulation applicable to the Company or any Guarantor, or (ii) will constitute or result in a breach, termination or default under or requires any consent not obtained under any such lease, license, contract, property right or agreement (other than to the extent that any such law, rule, regulation, term, provision or condition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of the relevant jurisdiction or any other applicable law or principles of equity); provided that any such lease, license, contract or agreement shall cease to be an Excluded Asset and the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable, and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in subclauses (i) and (ii) of this clause (2); provided, further, that the exclusions referred to in this clause (2) shall not include any monies due or to become due from or proceeds of any such lease, license, contract, property right or agreement;
(28)any of the outstanding Capital Stock of a CFC or FSHCO, in each case in excess of 65% of the voting power of all classes of Capital Stock of such CFC or FSHCO entitled to vote; provided that immediately upon the amendment of the Code from time to time, to allow the pledge of a greater percentage of voting power of Capital Stock in a CFC or FSHCO without adverse tax consequences, the Collateral shall include, and the security interest granted by the Company and each Guarantor shall attach to, such greater percentage of Capital Stock of each CFC or FSHCO held by the Company and such Guarantor; provided that for purposes of this clause (3), the term “Capital Stock” includes all interests in a CFC or FSHCO treated as equity for U.S. federal income tax purposes;
(29)any deposit account solely and exclusively used for taxes, payroll, employee benefits or similar items and any other account or financial asset in which such security interest would be unlawful or in violation of any Plan or employee benefit agreement;
(30)accounts receivable and related assets transferred or purported to be transferred in a Permitted Sales-Type Lease Transaction; provided, that the exclusion referred to in this clause (5) shall not include any proceeds of any such transaction;
(31)assets, with respect to which any applicable law prohibits the creation or perfection of security interests therein (other than to the extent that any such law would be rendered ineffective with respect to the creation of the security interest in the Collateral pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided that any such asset shall cease to be an Excluded Asset and the Collateral shall include (and such security interest shall attach) immediately at such time as the legal prohibition shall no longer be applicable, and to the extent severable, shall attach immediately to any portion of such asset not subject to the prohibitions specified in this clause (6); provided, further, that the exclusion referred to in this clause (6) shall not include any monies due or to become due from or proceeds of any such asset;
(32)deposit or checking accounts with balances below $1,000,000 to the extent that the aggregate balance of all such deposit and checking accounts does not at any one time exceed $10,000,000 (it being understood that any deposit or checking account that is subject to an account control agreement in favor of the Collateral Trustee shall not constitute an “Excluded Asset”);
(33)any motor vehicles, vessels and aircraft, or other property subject to a certificate of title;
(34)any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;

(35)cash or Cash Equivalents securing one or more reimbursement obligations under letters of credit or surety bonds, which letters of credit and surety bonds are otherwise not Priority Lien Obligations or ABL Obligations;
(36)equity interests in any joint venture with a third party that is not an Affiliate, to the extent a pledge of such equity interests is prohibited by the documents governing such joint venture; and
(37)any assets subject to a Permitted Lien described in clauses (6), (8), (9) or (17) (with respect to such clauses (6), (8) and (9)) of the definition thereof, and proceeds thereof, to the extent that (and only for so long as) the documents governing the related Indebtedness prohibit other Liens on such assets; provided that such assets (i) shall automatically cease to be Excluded Assets at such time as the documents governing such Indebtedness no longer prohibit other Liens on such assets and (ii) shall not be Excluded Assets to the extent that the documents governing such Indebtedness permit the granting of a Lien for the benefit of the holders of the First Lien Notes junior to the Lien pursuant to such documents;
provided, that no asset or property shall be an Excluded Asset (other than pursuant to clauses (5), (10) or (12) above) if it is pledged to secure any other Indebtedness or Pension Obligations (as defined in the First Lien Indenture) of the Company or any Guarantor.

“Fair Market Value” has the meaning assigned to it in the First Lien Indenture.
“First Lien Indenture” has the meaning set forth in the recitals.
“First Lien Notes” has the meaning set forth in the recitals.
“First Lien Trustee” has the meaning set forth in the recitals.
“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a Domestic Subsidiary.
“FSHCO” means any Person (other than Unisys AP Investment Company I) substantially all of the assets of which consist of Capital Stock of one or more CFCs; provided that for this definition, the term “Capital Stock” includes all interests in a CFC or FSHCO treated as equity for U.S. federal income tax purposes.
“GAAP” means generally accepted accounting principles in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, that are in effect on the Issue Date, it being understood that, for purposes of the First Lien Indenture, all references to codified accounting standards specifically named in the First Lien Indenture shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP. At any time after the Issue Date, the Company may elect, for all purposes of the First Lien Indenture, to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect on such date of election; provided that (1) any such election, once made, shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to the First Lien Indenture shall be prepared on the basis of IFRS, (3) from and after such election, all ratios, computations and other determinations based on GAAP contained in the First Lien Indenture shall be computed in conformity with IFRS with retroactive effect being given thereto assuming that such election had been made on the Issue Date, (4) such election shall not have the effect of rendering invalid any payment or Investment made prior to the date of such election pursuant to Section 4.07 of the First Lien Indenture or any incurrence of Indebtedness incurred prior to the date of such election pursuant to Section 4.09 of the First Lien Indenture (or any other action conditioned on the Company and the Restricted Subsidiaries having been able to incur $1.00 of additional Indebtedness) if such payment, Investment, incurrence or other action was valid under the First Lien Indenture on the date made, incurred or taken, as the case may be, (5) all accounting terms and references in the First Lien Indenture to accounting standards shall be deemed to be references to the most comparable terms or standards under IFRS and (6) in no event, regardless of the principles of IFRS in effect on the date of such election, shall any liabilities attributable to an operating lease be treated as Indebtedness nor shall any expenses attributable to payments made under an operating lease be treated, in whole or in part, as interest expense. The Company shall give notice of any such election made in accordance with this definition to the First Lien Trustee and the Secured Parties promptly after having made such election (and in any event, within 5 Business Days thereof). For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, contingent or otherwise, in any manner (including, without limitation, by way of enforceable commitments to maintain the financial condition or results of operation and other similar arrangements, a pledge of assets or through letters of credit or reimbursement agreements in respect thereof) of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or other obligations of another Person.
“Guarantors” means any Person that at any time provides a guarantee of any Priority Lien Obligations.
“Grantor” has the meaning assigned to it in the Security Agreement.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.
“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent:
(38)any indebtedness (including principal and premium) of such Person, whether or not contingent:
(a)    in respect of borrowed money;
(b)     evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);
(c)    representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation prior to the time such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP or that exists on the balance sheet of such Person on a non-interest accruing basis and is paid within thirty days of the date such obligation becomes a liability on the balance sheet; or

(d)    representing the net obligations under any Hedging Obligations,

(39)all Attributable Debt in respect of Sale and Lease-Back Transactions entered into by such Person (whether or not any such Indebtedness would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP);
(40)to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) or (2) above of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and
(41)to the extent not otherwise included, the obligations of the type referred to in clause (1) or (2) above of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person.
“Indemnified Liabilities” means any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Priority Lien Debt or the violation of, noncompliance with or liability under, any law applicable to or enforceable against the Company, any of its Subsidiaries or any Guarantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.
“Indemnitee” has the meaning set forth in Section 7.11(a).
“Insolvency or Liquidation Proceeding” means: (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to the Company or any Guarantor; (b) any receivership, liquidation or other similar case or proceeding with respect to the Company or any other Guarantor or with respect to a material portion of its assets; (c) any other liquidation, dissolution, or winding up of the Company or any other Guarantor whether voluntary or involuntary; or (d) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company or any other Guarantor.
“Intellectual Property” means all rights, title and interests in or relating to intellectual property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.
“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, licensing any right to or interest in any Intellectual Property.

“Issue Date” means April 17, 2017.
“Junior Lien Obligations” means all Obligations secured by a Lien having Junior Lien Priority.
“Junior Lien Intercreditor Agreement” means an intercreditor agreement to be entered into among the Company, the Guarantors, the Collateral Trustee, on behalf of itself and the holders of any Priority Lien Obligations, the Priority Lien Representatives, the ABL Collateral Agent, on behalf of itself and the holders of any ABL Obligations, and the authorized representative of any Junior Lien Obligations, on behalf of itself and the holders of such Junior Lien Obligations, which agreement shall be on customary terms and establish that the Liens on any Collateral securing such Junior Lien Obligations shall have Junior Lien Priority.
“Junior Lien Priority” means any Indebtedness of the Company or any Guarantor which is secured by a Lien on any of the Collateral on a basis that is junior in priority to both the Priority Lien Obligations and the ABL Obligations pursuant to the Junior Lien Intercreditor Agreement.
“Legal Defeasance” has the meaning assigned to it in the First Lien Indenture.
“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or the state in which the corporate trust office of the First Lien Trustee and the paying agent are located. If a payment date is on a Legal Holiday, payment will be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period on account of such delay.
“Liabilities” means all claims, actions, suits, judgments, damages, losses, liabilities, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether contingent or actual.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Lien Sharing and Priority Confirmation” means, as to any Series of Priority Lien Debt, the written agreement of the Priority Lien Representative of such Series of Priority Lien Debt, as set forth in the applicable Collateral Trust Joinder or as otherwise set forth in the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt and each existing and future Priority Lien Representative:
(1)that all Priority Lien Obligations will be and are secured Equally and Ratably by all Priority Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations Equally and Ratably;

(2)that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of this Agreement (and the ABL-Notes Intercreditor Agreement), including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and
(3)consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the other Security Documents.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Mortgages” means the mortgages, debentures, hypothecs, fixture filings, deeds of trust, deeds to secure Indebtedness or other similar documents in legally sufficient form to vest in the Collateral Trustee a perfected first-priority Lien (subject to Permitted Liens) in the Mortgaged Property and the other Collateral secured by and described in the mortgages, debentures, hypothecs, fixture filings, deeds of trust, deeds to secure Indebtedness, together with Opinions of Counsel qualified in the jurisdiction in which the subject Mortgage is granted as to, among other customary opinions, the enforceability of the subject Mortgage, and Opinions of Counsel qualified in the jurisdiction of organization of the owner of the applicable Mortgaged Property covering the due authorization, execution and delivery of the applicable Mortgage, along with such other documents, instruments, certificates, affidavits and agreements to perfect the Collateral Trustee’s Lien and as the Collateral Trustee and its counsel may otherwise reasonably request.
“Mortgaged Property” means each parcel of real property owned in fee simple by the Company or any Guarantor required to be mortgaged to the Collateral Trustee, for the benefit of Secured Parties, including without limitation the properties listed on Schedule 1 (which Schedule shall be supplemented from time to time to reflect any additional property required to be mortgaged pursuant to Section 7.3(i)(5)).
“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary of the Company or of any other Person, as the case may be, or in the event that the Company or such Person is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company or such Person.
“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company or on behalf of any other Person by two Officers of such Person, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or of such other Person that meets the requirements set forth in the First Lien Indenture.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Collateral Trustee. The counsel may be an employee of or counsel to the Company.
“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Permitted Liens” has the meaning assigned to it in the First Lien Indenture
“Permitted Sales-Type Lease Transaction” means a limited recourse sale of payment obligations owing to the Company or any Subsidiary of the Company in relation to sales-type leases (as defined pursuant to ASC Topic 605 (Revenue Recognition) or 840 (Leases)) in exchange for cash proceeds.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Plan” has the meaning assigned to it in the First Lien Indenture.
“Priority Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Company or any Guarantor to secure Priority Lien Obligations, and that is:
(42)with respect to Collateral other than ABL Collateral, senior in priority to ABL Liens, if any;
(43)with respect to ABL Collateral, junior in priority to all ABL Liens, if any; and
(44)pari passu with all other Liens to secure Priority Lien Obligations.
“Priority Lien Debt” means:
(45)the First Lien Notes issued by the Company on the Issue Date;
(46)additional notes issued under any indenture or other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company that is secured Equally and Ratably with the First Lien Notes by a Priority Lien that was permitted to be incurred and so secured under each applicable Priority Lien Document; provided, in the case of any additional notes or other Indebtedness referred to in this clause (2), that:
(a)on or before the date on which such additional notes were issued or Indebtedness is incurred by the Company, such additional notes or other Indebtedness, as applicable, is designated by the Company as “Priority Lien Debt” for the purposes of the Priority Lien Documents in an Additional Priority Lien Debt Designation executed and delivered in accordance with Section 3.8(b);
(b)the Priority Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(a) (unless the Priority Lien Representative for the holders of such Indebtedness is already a party hereunder in a manner that applies to the holders of such Indebtedness);
(c)such additional notes or other Indebtedness is governed by an indenture or a credit agreement, as applicable, or other agreement that includes a Lien Sharing and Priority Confirmation; and
(d)all other requirements set forth in this Agreement, including Section 3.8, as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such notes or such Indebtedness is “Priority Lien Debt”); and
(47)Hedging Obligations of the Company incurred to hedge or manage interest rate risk in accordance with the terms of the Priority Lien Documents; provided that:
(a)on or before the date on which such Hedging Obligations are incurred by the Company, such Hedging Obligations are designated by the Company as “Priority Lien Debt”

for the purposes of the Priority Lien Documents in an Additional Priority Lien Debt Designation executed and delivered in accordance with Section 3.8(b);
(b)the counterparty in respect of such Hedging Obligations, in its capacity as a holder or beneficiary of such Priority Lien, executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(a) or otherwise becomes (or the associated Priority Liens otherwise become) subject to the terms of this Agreement; and
(c)all other requirements set forth in this Agreement, including Section 3.8, have been complied with (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Hedging Obligations are “Priority Lien Debt”).
“Priority Lien Debt Default” means any event of default (or equivalent thereof) under the terms of any credit agreement, indenture or other agreement governing any Series of Priority Lien Debt, which causes, or permits holders of Priority Lien Debt outstanding thereunder to cause, the Priority Lien Debt outstanding thereunder to become immediately due and payable.
“Priority Lien Documents” means the First Lien Indenture and any additional indenture, Credit Facility or other agreement pursuant to which any Priority Lien Debt is incurred and the Security Documents (other than any Security Documents that do not secure Priority Lien Obligations).
“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt.
“Priority Lien Representative” means:
(48)the First Lien Trustee, in the case of the First Lien Notes; or
(49)in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, and who has executed a Collateral Trust Joinder.
“Proceeds Account” means one or more deposit accounts or securities accounts under the control of the First Lien Trustee or the Collateral Trustee, or in which the Collateral Trustee has a first lien perfected security interest pursuant to a deposit account control agreement, into which the net proceeds of the First Lien Notes shall be deposited on the Issue Date, it being understood that (i) no other funds or assets shall be deposited into such Proceeds Account, and (ii) the Company shall have the right to withdraw funds from the Proceeds Account to make disbursements for any purpose not otherwise prohibited by the First Lien Indenture.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its Property is subject.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s Financial Services, LLC, a division of S&P Global Inc., and any successor to its rating agency business.
“Secured Parties” means, collectively, and “Secured Party” means, individually, the holders of Priority Lien Obligations, the Priority Lien Representatives and the Collateral Trustee.
“Security Agreement” means that certain Security Agreement, dated as of the date hereof, by the Company, the Guarantors from time to time party thereto and the Collateral Trustee, as it may be amended, supplemented, modified, restated, renewed or replaced from time to time.
“Security Documents” means this Agreement, the Security Agreement, each Lien Sharing and Priority Confirmation, each Collateral Trust Joinder, the ABL-Notes Intercreditor Agreement and all security agreements, pledge agreements, mortgages, deeds of trust, collateral assignments, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.2.
“Senior Trust Estate” has the meaning set forth in Section 2.1.
“Series of Priority Lien Debt” means, severally, the First Lien Notes, any other notes or any Credit Facility or other Indebtedness that constitutes Priority Lien Debt.
“Subsidiary” means, with respect to any specified Person:
(50)any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and
(51)any partnership, joint venture, limited liability company or similar entity of which such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Title Company” has the meaning set forth in Section 7.3.
“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.
“Unrestricted Subsidiary” has the meaning assigned to it in the First Lien Indenture.
Section2Rules of Interpretation
.

(a)All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.
(b)Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.
(c)The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”
(d)References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” will be to Exhibits to this Agreement unless otherwise specifically provided.
(e)Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the First Lien Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the First Lien Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the First Lien Indenture and (2) approved by an Act of the Required Debtholders in a writing delivered to the applicable Priority Lien Representatives and the Collateral Trustee. Notwithstanding the foregoing, whenever any term used in this Agreement is defined or otherwise incorporated by reference to the First Lien Indenture, such reference shall be deemed to have the same effect as if such definition or term had been set forth herein in full and such term shall continue to have the meaning established pursuant to the First Lien Indenture notwithstanding the termination or expiration of the First Lien Indenture or redemption of all Obligations evidenced thereby.
(f)This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.
(g)In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document.
Article 2.THE SENIOR TRUST ESTATE
Section1Declaration of Senior Trust
. To secure the payment of the Priority Lien Obligations and in consideration of the mutual agreements set forth in this Agreement, the Company and each of the Guarantors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Priority Lien Obligations, all of such Company’s or Guarantor’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Priority Lien Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Senior Trust Estate”).

Each Priority Lien Representative appoints the Collateral Trustee to act as collateral agent for the benefit of all present and future holders of Priority Lien Obligations. The Collateral Trustee and its successors and assigns under this Agreement will hold the Senior Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Priority Lien Obligations as security for the payment of all present and future Priority Lien Obligations.
Notwithstanding the foregoing, if at any time:
(1)all Liens securing the Priority Lien Obligations have been released as provided in Section 4.1;
(2)the Collateral Trustee holds no other property in trust as part of the Senior Trust Estate;
(3)no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Priority Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and
(4)the Company delivers to the Collateral Trustee an Officers’ Certificate stating that all Priority Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Priority Lien Documents and that the Company and the Guarantors are not required by any Priority Lien Document to grant any Priority Lien upon any property, then the senior trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.
The parties further declare and covenant that the Senior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.
Section2RESERVED
.
Section3RESERVED
.
Section4RESERVED.
Section5RESERVED.

Section6RESERVED
.
Section7Actions of Holders of Priority Lien Representatives and Holders of Priority Lien Obligations
. Without in any way limiting the generality of Section 3.3, the holders of First Lien Notes or other Priority Lien Obligations and the Priority Lien Representatives may, at any time and from time to time, do any one or more of the following:
(1)change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Priority Lien Obligations or any Lien or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Priority Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Collateral Trustee or any rights or remedies under any of the Priority Lien Documents;
(2)sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of the Company or any other Grantor or any liability incurred directly or indirectly in respect thereof;
(3)settle or compromise any Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and
(4)exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company or any other Grantor.
Section8RESERVED
.

Article 3.	OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE
Section1Undertaking of the Collateral Trustee
.
(a)Subject to, and in accordance with, this Agreement, including without limitation Section 5.3, and the ABL-Notes Intercreditor Agreement, the Collateral Trustee will, as collateral trustee, for the benefit solely and exclusively of the current and future Secured Parties:
(1)accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;
(2)take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;
(3)deliver and receive notices pursuant to the Security Documents;
(4)sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;
(5)remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;
(6)execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers’ Certificate to the effect that the amendment was permitted under Section 7.1;
(7)release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1 or the ABL-Notes Intercreditor Agreement; and
(8)enter into and perform its obligations and protect, exercise and enforce its interest, rights, powers and remedies under the ABL-Notes Intercreditor Agreement.
(b)Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c)Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve (but not enforce) the Liens securing the Priority Lien Obligations, subject to the Section 5.9 of this Agreement) unless and until it shall have been directed by written notice of an Act of Required Debtholders, as applicable, and then only in accordance with the provisions of this Agreement and, where applicable, the First Lien Indenture.
Section2Release or Subordination of Liens
. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:
(a)as directed by an Act of Required Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Priority Lien Document;
(b)as required by Article 4;
(c)as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction;
(d)for the subordination of the Liens on the ABL Collateral securing the Priority Lien Obligations to the Liens on the ABL Collateral securing the ABL Obligations to the extent required by the ABL-Notes Intercreditor Agreement;
(e)pursuant to the ABL-Notes Intercreditor Agreement; or
(f)pursuant to a provision of the First Lien Indenture.
Section3Enforcement of Liens
. If the Collateral Trustee at any time receives written notice stating that any event has occurred that constitutes a default under any Priority Lien Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, the Collateral Trustee will promptly deliver written notice thereof to each Priority Lien Representative. The Priority Lien Representatives may enforce (or refrain from enforcing) or instruct the Collateral Trustee to enforce the provisions of the Priority Lien Documents and exercise (or refrain from exercising) or instruct the Collateral Trustee to exercise remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine pursuant to the Priority Lien Documents. The Collateral Trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral (subject to the ABL-Notes Intercreditor Agreement) or under the Security Documents or applicable law, and following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Priority Lien Document as it may deem advisable and in the best interest of the holders of Priority Lien Obligations, including but not limited to:
(1)the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Priority Lien Obligations;
(2)the enforcement or forbearance from enforcement of any Priority Lien in respect of the Collateral;
(3)the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Senior Trust Estate to the extent provided in the Security Documents;
(4)the acceptance of the Collateral in full or partial satisfaction of the Priority Lien Obligations; and

(5)the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.
Section4Application of Proceeds
.
(a)Subject to the terms of the ABL-Notes Intercreditor Agreement, if any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any foreclosure, collection or other enforcement of Priority Liens granted to the Collateral Trustee in the Security Documents, the proceeds received by the Collateral Trustee from such foreclosure, collection or other enforcement will be distributed by the Collateral Trustee in the following order of application:
FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document;
SECOND, to the repayment of Indebtedness and other Obligations, other than Priority Lien Debt, secured by a Permitted Lien on the Collateral sold or realized upon, to the extent that the Permitted Lien securing such other Indebtedness or Obligation has priority over the Priority Lien Debt and such other Indebtedness or Obligation is to be discharged in connection with such sale;
THIRD, to the respective Priority Lien Representatives for application to the payment of all outstanding First Lien Notes and other Priority Lien Debt and any other Priority Lien Obligations that are then due and payable in such order as may be provided in the Priority Lien Documents in an amount sufficient to pay in full in cash all outstanding First Lien Notes and other Priority Lien Debt and all other Priority Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt);
FOURTH, if the ABL Obligations are outstanding, to the agent or other representative of such Obligations as provided in the ABL-Notes Intercreditor Agreement; and
FIFTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the applicable Guarantor, as the case may be, or its successors or assigns, or as a court of competent jurisdiction may direct.
(b)Notwithstanding the foregoing and in accordance with the ABL-Notes Intercreditor Agreement, the proceeds of any foreclosure, collection or other enforcement of the ABL Collateral will be distributed first to pay ABL Obligations of the Company and any Guarantors, including the expenses of the ABL Collateral Agent, before any such proceeds are applied in the order of application described above.
(c)This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Representative and the Collateral Trustee as holder of Priority Liens. The Priority Lien Representative of each future Series of Priority Lien Debt will be required to deliver a Collateral Trust Joinder, including a Lien Sharing and Priority Confirmation, to the Collateral Trustee and each other Priority Lien Representative as provided in Section 3.8 at the time of incurrence of such Series of Priority Lien Debt.

(d)In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.
Section5Powers of the Collateral Trustee
.
(a)The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders, as applicable, in accordance with the provisions of this Agreement.
(b)No Priority Lien Representative or holder of Priority Lien Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.
Section6Documents and Communications
. The Collateral Trustee will permit each Priority Lien Representative and each holder of Priority Lien Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.
Section7For Sole and Exclusive Benefit of Holders of Priority Lien Obligations
. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Senior Trust Estate solely and exclusively for the benefit of the current and future holders of current and future Priority Lien Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.
Section8Additional Priority Lien Debt
.
(a)The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to each holder of Priority Lien Obligations of a Series of Priority Lien Debt that is issued or incurred after the date hereof (including any refinancing or replacement of a Series of Priority Lien Debt) that:
(1)holds Priority Lien Obligations that are identified as Priority Lien Debt in accordance with the procedures set forth in Section 3.8(b); and
(2)signs, through its designated Priority Lien Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder and delivers the same to the Collateral Trustee and each other Priority Lien Representative at the time of incurrence of such Series of Priority Lien Debt.
(b)The Company will be permitted to designate as an additional holder of Priority Lien Obligations hereunder each Person who is, or who becomes, the registered holder of Priority Lien Debt incurred by the Company or any Guarantor after the date of this Agreement in accordance with the terms of all applicable Priority Lien Documents. The Company may only effect such designation by delivering to the Collateral Trustee and each Priority Lien Representative an Additional Priority Lien Debt Designation stating that:
(1)the Company or such Guarantor intends to incur additional Priority Lien Debt (“Additional Priority Lien Debt”) which will be Priority Lien Debt permitted by each applicable Priority Lien Document to be secured by a Priority Lien Equally and Ratably with all previously existing and future Priority Lien Debt;

(2)specifying the name and address of the Priority Lien Representative for such series of Additional Priority Lien Debt for purposes of Section 7.7; and
(3)the Company and each Guarantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Priority Lien Debt is secured by the Collateral in accordance with the Security Documents.
Although the Company shall be required to deliver a copy of each Additional Priority Lien Debt Designation and each Collateral Trust Joinder to each then existing Priority Lien Representative, the failure to so deliver a copy of the Additional Priority Lien Debt Designation and/or Collateral Trust Joinder to any then existing Priority Lien Representative shall not affect the status of such debt as Additional Priority Lien Debt if the other requirements of this Section 3.8 are complied with. Each of the Collateral Trustee and any other then existing Priority Lien Representative shall have the right to request that the Company provide a copy of any Opinion of Counsel provided to the holders of Additional Priority Lien Debt or their Priority Lien Representatives as to the Additional Priority Lien Debt being secured by a valid and perfected security interest; provided, however, that such legal opinion or opinions need not address any Collateral of a type or located in a jurisdiction not previously covered by any legal opinion delivered by or on behalf of the Company unless otherwise required by this Agreement. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any Guarantor to incur additional Indebtedness unless otherwise permitted by the terms of all applicable Priority Lien Documents.
Section9Additional Junior Lien Debt
. The parties hereto agree that upon notice to the Collateral Trustee from the Company or any Guarantor that any of them intends to enter into Indebtedness secured by Liens with Junior Lien Priority permitted under the terms of the First Lien Indenture, the Collateral Trustee shall, for itself and on behalf of and for the benefit of the Secured Parties, enter into an intercreditor agreement with the representative of such Junior Lien Obligations, subordinating the Liens securing such Junior Lien Obligations to the Liens securing the Priority Lien Obligations on substantially the same terms and conditions as set forth in the ABL-Notes Intercreditor Agreement with respect to the Collateral other than ABL Collateral or on other terms and conditions substantially acceptable to the Collateral Trustee, providing holders of such Junior Lien Obligations with substantially the same rights and obligations (or lesser rights and greater obligations) as the holders of the ABL Obligations (in the case of Collateral other than ABL Collateral) have pursuant to the ABL-Notes Intercreditor Agreement as to the specified Collateral.

Article 4.	OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE
Article 5.OTHER GUARANTORS
Section1Release of Liens on Collateral
.
(a)The Collateral Trustee’s Liens upon the Collateral will be released:
(1)in whole, upon (A) payment in full and discharge of all outstanding Priority Lien Debt and all other Priority Lien Obligations that are outstanding, due and payable at the time all of the Priority Lien Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Priority Lien Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Documents) of all outstanding letters of credit issued pursuant to any Priority Lien Documents;
(2)as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any Guarantor (including indirectly, by way of a sale or other disposition of Capital Stock of that Guarantor) to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Guarantor in a transaction or other circumstance that is not prohibited by either Section 4.10 of the First Lien Indenture or by the terms of any other applicable Priority Lien Documents at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided, that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01 of the First Lien Indenture (except, as to any Guarantor, to the extent such transaction results in the release of the Guarantor’s Guarantee pursuant to clause (1)(A) of Section 10.06 of the First Lien Indenture);
(3)as to any accounts receivable and related assets transferred or purportedly transferred in connection with a Permitted Sales-Type Lease Transaction;
(4)as to less than all or substantially all of the Collateral, if consent to the release of all Priority Liens on such Collateral has been given by an Act of Required Debtholders;
(5)as to all or substantially all of the Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Priority Lien Debt at the time outstanding as provided for in the applicable Priority Lien Documents and (B) the Company has delivered an Officers’ Certificate to the Collateral Trustee certifying that all such necessary consents have been obtained; and
(6)as required pursuant to the ABL-Notes Intercreditor Agreement, and, in each case, upon request of the Company, the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) any such documents as provided by the Company and deliver evidence of such release to the Company in the form provided by the Company; provided, however, to the extent the Company requests the Collateral Trustee to deliver evidence of the release of Collateral in accordance with this Section 4.1(a), the Company will deliver to the Collateral Trustee an Officers’ Certificate to the effect that no release of Collateral pursuant to this Section 4.1(a) violated the terms of any Priority Lien Document.
(b)Other than with respect to any release pursuant to clause (4) or (5) of Section 4.1(a), the Collateral Trustee agrees for the benefit of the Company and the Guarantors that if the Collateral Trustee at any time receives:
(1)an Officers’ Certificate stating that (A) the signing Officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such Officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Priority Lien Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such Officer, such conditions precedent, if any, have been complied with; and
(2)the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable, then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Company or Guarantors on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(b) by the Collateral Trustee.
(c)The Collateral Trustee hereby agrees that in the case of any release pursuant to clause (2) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Company or Guarantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release.

In addition, the Liens granted by any Guarantor pursuant to the Security Documents will be released upon any Guarantor ceasing to guarantee the Priority Lien Obligations pursuant to the Priority Lien Documents then in effect.
Section2Delivery of Copies to Priority Lien Representatives
. The Company will deliver to each Priority Lien Representative a copy of (i) each Priority Lien Document and (ii) each Officers’ Certificate, delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers’ Certificate.
Section3Collateral Trustee not Required to Serve, File, Register or Record
. The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if, in connection with any release pursuant to Article 4 of this Agreement, the Company or any Guarantor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of such Company or Guarantor to comply with the requirements of such UCC provision; provided, further, that the Collateral Trustee must first confirm with the Priority Lien Representatives that the requirements of such UCC provisions have been satisfied.
Section4Release of Liens in Respect of First Lien Notes
. The Collateral Trustee’s Liens will no longer secure the First Lien Notes issued under the First Lien Indenture or any other Obligations outstanding thereunder, and the right of the holders of the First Lien Notes and such other Obligations to the benefits and proceeds of the Collateral Trustee’s Lien on the Collateral will terminate and be discharged:
(a)upon satisfaction and discharge of the First Lien Indenture as set forth under Article 12 of the First Lien Indenture;
(b)upon a Legal Defeasance or Covenant Defeasance of all outstanding First Lien Notes issued under the First Lien Indenture, as set forth under Article 8 of the First Lien Indenture;
(c)in whole or in part, with the consent of the Holders of the requisite percentage of the First Lien Notes in accordance with Article 9 of the First Lien Indenture and Section 4.1 hereof.
In addition, the security interests granted by any Guarantor pursuant to the Security Documents will be released upon any Guarantor ceasing to guarantee the First Lien Notes as described under Article 10 of the First Lien Indenture.

Article 6.	IMMUNITIES OF THE COLLATERAL TRUSTEE
Section1No Implied Duty
. The Collateral Trustee will not have any fiduciary duties, nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents to which it is a party. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents to which it is a party.
Section2Appointment of Agents and Advisors
. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.
Section3Other Agreements
. The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as required under Section 3.8 or Section 3.9 or as directed by an Act of Required Debtholders, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Priority Lien Debt (other than this Agreement and the other Security Documents to which it is a party).
Section4Solicitation of Instructions
.
(a)The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an Officers’ Certificate or an order of a court of competent jurisdiction as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.
(b)No written direction given to the Collateral Trustee by an Act of Required Debtholders that in the reasonable judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.
Section5Limitation of Liability
. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own negligence or willful misconduct as determined by a court of competent jurisdiction.
Section6Documents in Satisfactory Form
. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.
Section7Entitled to Rely
. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company or any Guarantor in compliance with the provisions of this Agreement or delivered to it by any Priority Lien Representative as to the holders of Priority Lien Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or Opinion of Counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officers’ Certificate or Opinion of Counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.
Section8Priority Lien Debt Default

. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Priority Lien Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Priority Lien Debt Default unless and until it is directed by an Act of Required Debtholders.
Section9Actions by Collateral Trustee
. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant hereto or thereto shall be binding on the holders of Priority Lien Obligations.
Section10Security or Indemnity in Favor of the Collateral Trustee
. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.
Section11Rights of the Collateral Trustee
. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.
The Collateral Trustee is entitled under this Agreement to all of the rights, protections and immunities of the First Lien Trustee under the First Lien Indenture, mutatis mutandis, to the extent applicable and not otherwise addressed herein.
Section12Limitations on Duty of Collateral Trustee in Respect of Collateral
.
(a)Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee shall not be responsible for filing any financing or continuation statements (except as set forth in Section 4.3) or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.
(b)The Collateral Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the Priority Lien Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.
(c)Without limiting the generality of the foregoing sentences, the use of the term “trustee” in this Agreement with reference to the Collateral Trustee is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
Section13Assumption of Rights, Not Assumption of Duties
. Notwithstanding anything to the contrary contained herein:
(1)each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;
(2)the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and
(3)the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.
Section14No Liability for Clean Up of Hazardous Materials
. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.
Section15No Obligation to Act
. Except as provided in this Agreement or as directed by an Act of Required Debtholders in accordance with this Agreement, the Collateral Trustee will not be obligated:
(1)to act upon directions purported to be delivered to it by any Person;
(2)to foreclose upon or otherwise enforce any Lien; or
(3)to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.
Article 7.RESIGNATION, REMOVAL AND REPLACEMENT OF THE COLLATERAL TRUSTEE
Section1Resignation or Removal of Collateral Trustee
. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:
(a)the Collateral Trustee may resign at any time by giving notice of resignation to each Priority Lien Representative and the Company; and

(b)the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Debtholders.
Section2Appointment of Successor Collateral Trustee
.
(a)Upon any resignation or removal of the Collateral Trustee pursuant to Section 6.1, a successor Collateral Trustee may be appointed by an Act of Required Debtholders, subject to, so long as no Priority Lien Debt Default has occurred or is continuing, the consent of the Company (which may not be unreasonably withheld or delayed). If no successor Collateral Trustee has been so appointed and accepted such appointment within 45 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Company), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:
(1)authorized to exercise corporate trust powers;
(2)having a combined capital and surplus of at least $50,000,000; and
(3)maintaining an office in New York, New York.
(b)The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.
Section3Succession
. When the Person so appointed as successor Collateral Trustee pursuant Section 6.2 accepts such appointment:
(1)such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and
(2)the predecessor Collateral Trustee will (at the expense of the Company) promptly transfer all Liens and collateral security and other property of the Senior Trust Estate within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Senior Trust Estate.
Thereafter, the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.10 and 7.11.
Section4Merger, Conversion or Consolidation of Collateral Trustee
. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee, shall be the successor of the Collateral Trustee pursuant to Section 6.3; provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (3) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified the Company and each Priority Lien Representative thereof in writing.

Article 8.	MISCELLANEOUS PROVISIONS
Section1Amendment
.

(a)No amendment or supplement to the provisions of this Agreement or any other Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that:
(1)any amendment or supplement that has the effect solely of:
(A)adding additional assets as Collateral or maintaining Collateral, securing additional Priority Lien Debt that was otherwise permitted by the terms of the Priority Lien Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Trustee therein;
(B)curing any ambiguity, omission, defect or inconsistency in a manner that would not adversely affect the Secured Parties;
(C)providing for the assumption of the Company’s or any Guarantor’s obligations under any Security Document in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;
(D)making any change that would provide any additional rights or benefits to the Secured Parties or the Collateral Trustee or that does not adversely affect the legal rights under the First Lien Indenture or any other Priority Lien Document of any holder of First Lien Notes, any other Secured Party or the Collateral Trustee;
(E)conforming the text of the Security Documents or the ABL-Notes Intercreditor Agreement to any provision of the “Description of the notes” section of the Offering Memorandum (as defined in the First Lien Indenture) to the extent that such provision in the “Description of the notes” section was intended to be a verbatim recitation of a provision of the Security Documents or the ABL-Notes Intercreditor Agreement (as certified in an Officers’ Certificate delivered to the Trustee);
(F)releasing Collateral from the Lien or any Guarantor from its Guarantee, in each case pursuant to the Priority Lien Documents, the Security Documents or the ABL-Notes Intercreditor Agreement when expressly permitted or required by the Priority Lien Documents, the Security Documents or the ABL-Notes Intercreditor Agreement;
(G)in the case of any deposit account control agreement, securities account control agreement, bailee agreement or other similar agreement providing for “control” over the Collateral, in each case (a) providing for control and perfection of ABL Collateral and (b) to which both the ABL Collateral Agent and the Collateral Trustee are a party, at the request and sole expense of the Company, and without the consent of the Collateral Trustee, amending any such agreement to substitute a successor ABL Collateral Agent for the ABL Collateral Agent as the controlling secured party thereunder;
(H)in connection with any refinancing or replacement of the ABL Credit Agreement expressly permitted under the First Lien Indenture, at the request and sole expense of the Company, and without the consent of the Collateral Trustee to amend the ABL-Notes Intercreditor Agreement (i) adding parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement indebtedness and (ii) establishing that Liens on any Collateral securing such refinancing or replacement ABL Obligations will have the same priority as the Liens on any Collateral securing the ABL Obligations being refinanced or replaced, all on the terms provided for in the ABL-Notes Intercreditor Agreement immediately prior to such refinancing or replacement;
(I)securing any other Priority Lien Obligations under the Security Documents and appropriately including the same in the Collateral Trust Agreement and the ABL-Notes Intercreditor Agreement, in each case, to the extent the incurrence of such Indebtedness and the grant of all Liens on the Collateral held for the benefit of such Indebtedness were permitted under the First Lien Indenture;

(J)providing for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement that is not prohibited by the First Lien Indenture; or
(K)making any other provisions with respect to matters or questions arising under the First Lien Indenture; provided that such actions pursuant to this clause shall not adversely affect the interests of the holders of any Priority Lien Obligations in any material respect, as determined in good faith by the Board of Directors of the Company, will, in each case, become effective when executed and delivered by the Company or any other applicable Guarantor party thereto and the Collateral Trustee;
(2)no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Priority Lien Obligations:
(A)to vote its outstanding Priority Lien Debt as to any matter requiring an Act of Required Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Required Debtholders”);
(B)to share, in the order of application described in Section 3.4, in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Section 4.1; or
(C)to require that Liens securing Priority Lien Obligations be released only as set forth in the provisions described in Section 4.1, will become effective without the consent of the requisite percentage or number of holders of each Series of Priority Lien Debt so affected under the applicable Priority Lien Documents; and
(3)no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Priority Lien Representative or adversely affects the rights of the Collateral Trustee or any Priority Lien Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Priority Lien Representative, respectively.
(b)Notwithstanding Section 7.1(a) but subject to Section 7.1(a)(2) and Section 7.1(a)(3), the Company may direct the Collateral Trustee to amend, supplement, modify, restate, renew or replace the ABL-Notes Intercreditor Agreement; provided that the changes made by such amendment, supplement, modification, restatement, renewal or replacement are not, taken as a whole, adverse to any holder of Priority Lien Obligations.
(c)The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Priority Lien Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an Opinion of Counsel of the Company to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an Opinion of Counsel of the Company addressing customary perfection, and if such additional Collateral consists of equity interests of any Person, priority matters with respect to such additional Collateral (subject to customary qualifications and assumptions).
(d)Any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only if consent to such release is granted in accordance with the applicable Priority Lien Document for each series of Priority Lien Obligations that is required to consent to the release of the Collateral Trustee’s Liens on such Collateral pursuant to Section 4.1. Any amendment or supplement that results in the Collateral Trustee’s Liens upon the Collateral no longer securing the  First Lien Notes and all related Priority Lien Obligations under the Indenture may only be effected in accordance with Section 4.1.

(e)Upon an Act of Required Debtholders, the will be authorized to consent to any amendment to the ABL Credit Agreement (or any Security Document entered into in connection therewith) with respect to which the ABL-Notes Intercreditor Agreement requires the consent of the
(f)
(g)After an amendment under this Agreement becomes effective, the Company shall mail (or deliver by electronic transmission in accordance with the applicable procedures of DTC) to holders of the First Lien Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the First Lien Notes, or any defect therein, will not impair or affect the validity of the amendment.
Section2Voting
. In connection with any matter under this Agreement requiring a vote of holders of Priority Lien Debt, each Series of Priority Lien Debt will cast its votes in accordance with the Priority Lien Documents governing such Series of Priority Lien Debt. The amount of Priority Lien Debt to be voted by a Series of Priority Lien Debt will equal (1) the aggregate principal amount of Priority Lien Debt held by such Series of Priority Lien Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Priority Lien Debt. Following and in accordance with the outcome of the applicable vote under its Priority Lien Documents, the Priority Lien Representative of each Series of Priority Lien Debt will vote the total amount of Priority Lien Debt under that Series of Priority Lien Debt as a block in respect of any vote under this Agreement. If any series of any Class of Priority Lien Debt consists of Hedging Obligations, the holders of those Hedging Obligations will vote on matters concerning such Class of Priority Lien Debt in accordance with the applicable Priority Lien Documents governing such Hedging Obligations. In making any determination of the aggregate outstanding principal amount of Priority Lien Debt outstanding for purposes of the provisions of the foregoing paragraph, any Priority Lien Debt directly or indirectly held or beneficially owned by Affiliates of the Company shall be disregarded.
Section3Further Assurances; Insurance; Real Estate.
(a)The Company and each of the Guarantors will do or cause to be done all acts and things (including the execution and delivery of security agreement supplements, mortgages, deeds of trust, security instruments, financing statements, title insurance, surveys and certificates and opinions of counsel) that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Priority Lien Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the date hereof), in each case as contemplated by, and with the Lien priority required under, the Priority Lien Documents; provided, that except in the case of the creation, perfection or protection of Liens securing the First Lien Notes over (i) the Capital Stock of UIS Global Finance CV (or its successors and assigns) or (ii) the Capital Stock of any other Subsidiary (other than a Subsidiary organized under the laws of the United States, a state or territory thereof or the District of Columbia) of the Company or a Guarantor having (x) gross assets with an aggregate book value exceeding 5% of Consolidated Total Assets or (y) revenues exceeding 5% of the consolidated revenue of the Company and its Restricted Subsidiaries, the Company and any Guarantor that is a Domestic Subsidiary will not be required to take any actions under the laws of any jurisdiction outside of the United States to create, perfect or protect the Liens securing the First Lien Notes; provided further, that the limitation in the preceding proviso shall not apply (and the Company or such Guarantor that is a Domestic Subsidiary shall take such actions) to the extent that the Company or such Guarantor that is a Domestic Subsidiary takes any such actions for the benefit of any other Indebtedness of the Company or the Guarantors.
(b)If the Company or any Restricted Subsidiary pledges any assets or property to secure any Priority Lien Obligations, the Company or such Restricted Subsidiary shall also pledge such assets or property to Equally and Ratably secure the First Lien Notes, the First Lien Indenture and the Guarantees.

(c)Upon the reasonable request of the Collateral Trustee or any Priority Lien Representative at any time and from time to time, the Company and each of the Guarantors will promptly execute, acknowledge and deliver such additional security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred thereby, in each case as contemplated by the Priority Lien Documents for the benefit of holders of Priority Lien Obligations.
(d)The Company and each of its Subsidiaries will:
(1)keep their properties adequately insured at all times by financially sound and reputable insurers, in such amounts and against such risks (and with such deductibles, retentions and exclusions) as are commercially reasonable for companies in the same or similar businesses operating in the same or similar locations;
(2)maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions) as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them; and
(3)maintain such other insurance as may be required by law.
(e)Upon the request of the Collateral Trustee, the Company and the Guarantors will furnish to the Collateral Trustee all reasonably requested information as to their property and liability insurance carriers.
(f)The Company will use its commercially reasonable efforts by the Issue Date to cause the holders of any Priority Lien Obligations, as a class, to be named as additional insureds on all third-party liability insurance policies of the Company and the Guarantors, and to cause the Collateral Trustee to be named as loss payee as its interests may appear on all property insurance policies of the Company and the Guarantors covering the Collateral.
(g)If the Collateral Trustee receives payment as loss payee under any insurance policy, it will pay such funds over to the Company, and if such proceeds are in excess of $15,000,000, then such proceeds shall be treated as proceeds of an Asset Sale pursuant to the First Lien Indenture.
(h)Upon the request of the Collateral Trustee, the Company and the Guarantors will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice during regular business hours, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers. The Company and the Guarantors shall, at any reasonable time and from time to time upon reasonable prior notice during regular business hours, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of the Company and the Guarantors and their respective Subsidiaries, all at the Company’s expense.
(i)With respect to any Mortgaged Property:
(1)Within 90 days of the date hereof or the date of acquisition, as applicable, (i) the Collateral Trustee and the issuers of the title insurance policies (the “Title Company”) being issued in connection with the Mortgages shall have received fully executed and notarized Mortgages, which Mortgages shall be in proper form for recording in all appropriate places in all applicable jurisdictions located in the United States, encumbering the fee interests of the Company and the Guarantors, as applicable, in the Mortgaged Property and (ii) the Collateral Trustee shall have received confirmation that the Title Company has accepted the Mortgages for recording.
(2)Within 90 days of the date hereof or the date of acquisition, as applicable, (i) the Title Company shall have issued to the Collateral Trustee a title insurance policy (or an unconditional marked commitment or signed pro forma therefor) insuring each Mortgage to be a valid Lien with the priority described therein (which shall in all events conform to the requirements of this Agreement)

against the Mortgaged Property described therein, free from all Liens except Permitted Liens, for the full amount stated in the title insurance policies, which amount shall be not less than the tax assessed value set forth in the applicable appraisals covering the applicable Mortgaged Property that the Company delivered to the Collateral Trustee prior to the date hereof; (ii) the Title Company shall have issued such endorsements customarily issued by the Title Company to each of the policies of title insurance to the extent available in the relevant jurisdiction at ordinary rates (including, but not limited to, ALTA comprehensive, access, deletion of arbitration, environmental lien protection, address, tax map, survey, contiguity, subdivision, doing business, and tax parcel); (iii) the Title Company shall have received all amounts required to be paid to the Title Company to issue the title insurance policies referred to in clause (i) above; and (iv) the Collateral Trustee shall have received copies of the title insurance policies.
(3)Within 90 days of the date hereof or the date of acquisition, as applicable, the Collateral Trustee and the Title Company shall have received ALTA surveys with respect to each Mortgaged Property in form and substance necessary to induce the Title Company to delete the general survey disclosure exception and to issue the endorsements identified in Section 7.3(i)(2)(ii).
(4)Within 90 days of the date hereof or the date of acquisition, as applicable, the Collateral Trustee shall have received flood certifications with respect to each Mortgaged Property and evidence of flood insurance with respect to each Mortgaged Property that is located in a community that participates in the National Flood Insurance Program, which in all events complies with any applicable regulations of the Board of Governors of the United States Federal Reserve System.
(5)With respect to any fee simple interest in any real property located in the United States having a Fair Market Value of at least $5,000,000 acquired after the date hereof by any of the Company or any Guarantor, the Company or applicable Guarantor shall as soon as practicable (but in no event later than 90 days following the date such real property is acquired), deliver such items as were required to be delivered under the clauses (1) through (4) above.
Section4RESERVED
.
Section5Successors and Assigns
.
(a)Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Priority Lien Representative and each present and future holder of Priority Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.
(b)Neither the Company nor any Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company and the Guarantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Priority Lien Representative and each present and future holder of Priority Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.
Section6Delay and Waiver
. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
Section7Notices
. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:	Wells Fargo Bank, National Association 150 East 42nd Street 40th Floor New York, NY 10017 Fax: (917) 260-1593 Attn: Corporate Trust Services - Unisys Administrator
If to the Company or any Guarantor:	Unisys Corporation Unisys Way Blue Bell, PA 19424 Fax: (215) 986-0622, with a copy to (215) 986-0624 Attn: Treasurer, with a copy to the General Counsel
If to the First Lien Trustee;	Wells Fargo Bank, National Association 150 East 42nd Street 40th Floor New York, NY 10017 Fax: (917) 260-1593 Attn: Corporate Trust Services - Unisys Administrator
and if to any other Priority Lien Representative, to such address as it may specify by written notice to the parties named above.
All notices and communications will be faxed to the relevant fax number set forth above or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Priority Lien Debt, all notices and communications will be sent in the manner specified in the Priority Lien Documents applicable to such holder. Failure to mail a notice or communication to a holder of Priority Lien Debt or any defect in it will not affect its sufficiency with respect to other holders of Priority Lien Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
Section8Notice Following Discharge of Priority Lien Obligations
. Promptly following the Discharge of Priority Lien Obligations with respect to one or more Series of Priority Lien Debt, each Priority Lien Representative with respect to each applicable Series of Priority Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Priority Lien Representative.
Section9Entire Agreement
. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.
Section10Compensation; Expenses
. The Company and the Guarantors jointly and severally agree to pay, promptly upon demand:
(1)such compensation to the Collateral Trustee and its agents as the Company and the Collateral Trustee may agree in writing from time to time;
(2)all reasonable costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;
(3)all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Company or any Guarantor;
(4)all reasonable costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, and search fees;
(5)all other reasonable costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and
(6)after the occurrence of any Priority Lien Debt Default, all reasonable costs and expenses incurred by the Collateral Trustee, its agents and any Priority Lien Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Priority Lien Obligations or the proof, protection, administration or resolution of any claim based upon the Priority Lien Obligations in any Insolvency or Liquidation Proceeding, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Priority Lien Representatives.
The agreements in this Section 7.10 will survive repayment of all other Priority Lien Obligations and the removal or resignation of the Collateral Trustee.
Section11Indemnity
.

(a)The Company and the Guarantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee and its Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, that no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(b)All amounts due under this Section 7.11 will be payable upon demand.
(c)To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.11(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Company and the Guarantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.
(d)Neither the Company nor any Guarantor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Priority Lien Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and the Company and each of the Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(e)The agreements in this Section 7.11 will survive repayment of all other Priority Lien Obligations and the removal or resignation of the Collateral Trustee.
Section12Severability
. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.
Section13Headings
. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.
Section14Obligations Secured
. All obligations of the Company and the Guarantors set forth in or arising under this Agreement will be Priority Lien Obligations and are secured by all Liens granted by the Security Documents.
Section15Governing Law
. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.
Section16Consent to Jurisdiction
. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, the Company and each Guarantor, for itself and in connection with its properties, irrevocably:
(1)accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;
(2)waives any defense of forum non conveniens;

(3)agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.7;
(4)agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and
(5)agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.
Section17Waiver of Jury Trial
. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.17 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
Section18Counterparts
. This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.
Section19Effectiveness
. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto on the date hereof and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.
Section20Additional Guarantors
. The Company will cause each Subsidiary that becomes a Guarantor or is required by any Priority Lien Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Subsidiary to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Subsidiary will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Priority Lien Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.20; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Priority Lien Representative shall not affect the inclusion of such Person as a Guarantor if the other requirements of this Section 7.20 are complied with.
Section21Continuing Nature of this Agreement
. This Agreement will be reinstated if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation

Proceeding or otherwise by any holder of Priority Lien Obligations or Priority Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise).
Section22Insolvency
. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against the Company or any Guarantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.
Section23Rights and Immunities of Priority Lien Representatives
. The Priority Lien Representatives will be entitled to all of the rights, protections, immunities and indemnities set forth in the First Lien Indenture and any future Priority Lien Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Priority Lien Debt with respect to which such Person is acting or will act as representative, in each case as if specifically set forth herein. In no event will any Priority Lien Representative be liable for any act or omission on the part of the Company or any Guarantor or the Collateral Trustee hereunder.
Section24Patriot Act
. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Collateral Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Wells Fargo Bank, National Association. The parties to this Agreement agree that they will provide the Collateral Trustee with such information as it may request in order for the Collateral Trustee to satisfy the requirements of the USA Patriot Act.
Section25Force Majeure
. Collateral Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Collateral Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

59

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.
UNISYS CORPORATION

By:    /s/ Inder M. Singh
Name: Inder M. Singh
Title: Senior Vice President and Chief
Financial Officer

UNISYS AP INVESTMENT COMPANY I

By:    /s/ Gary M. Polikoff
Name: Gary M. Polikoff
Title: President

UNISYS HOLDING CORPORATION

By:    /s/ Gary M. Polikoff
Name: Gary M. Polikoff
Title: President

UNISYS NPL, INC.

By:    /s/ Gary M. Polikoff
Name: Gary M. Polikoff
Title: President

59

WELLS FARGO BANK, NATIONAL ASSOCIATION, as First Lien Trustee under the First Lien Indenture

By:    /s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Trustee

By:    /s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

A-2

A-1
EXHIBIT A
to Collateral Trust Agreement
FORM OF
ADDITIONAL SECURED DEBT DESIGNATION
Reference is made to the Collateral Trust Agreement dated as of April 17, 2017 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Unisys Corporation, a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, Wells Fargo Bank, National Association, as Trustee under the First Lien Indenture (as defined therein), the other Priority Lien Representatives from time to time party thereto and Wells Fargo Bank, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Additional Priority Lien Debt Designation is being executed and delivered in order to designate additional secured debt as Priority Lien Debt entitled to the benefit of the Collateral Trust Agreement.
The undersigned, the duly appointed [specify title] of the Company hereby certifies on behalf of the Company that:

(A)    [insert name of the Company or Guarantor] intends to incur additional Priority Lien Debt (“Additional Priority Lien Debt”) which will be Priority Lien Debt permitted by each applicable Priority Lien Document to be secured by a Priority Lien pari passu with all previously existing and future Priority Lien Debt;
(B)    such Additional Priority Lien Debt is permitted by each applicable Priority Lien Document;
(C)    the name and address of the Priority Lien Representative for the Additional Priority Lien Debt for purposes of Section 7.7 of the Collateral Trust Agreement is:

Telephone:
Fax:
(D)    the Company has caused a copy of this Additional Priority Lien Debt Designation to be delivered to each existing Priority Lien Representative.

IN WITNESS WHEREOF, the Company has caused this Additional Priority Lien Debt Designation to be duly executed by the undersigned officer as of _______________, 20____.
UNISYS CORPORATION
By:
Name:
Title:
ACKNOWLEDGEMENT OF RECEIPT
The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Priority Lien Debt Designation.
Wells Fargo Bank, National Association, as Collateral Trustee
By:
Name:
Title:

B-2

B-1
EXHIBIT B
to Collateral Trust Agreement
FORM OF
COLLATERAL TRUST JOINDER - ADDITIONAL DEBT
Reference is made to the Collateral Trust Agreement dated as of April 17, 2017 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Unisys Corporation, a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, Wells Fargo Bank, National Association, as Trustee under the First Lien Indenture (as defined therein), the other Priority Lien Representatives from time to time party thereto and Wells Fargo Bank, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being Additional Priority Lien Debt under the Collateral Trust Agreement.
1    Joinder. The undersigned, ________________, a _______________, (the “New Representative”) as [trustee, administrative agent] under that certain [describe applicable indenture, credit agreement or other document governing the Additional Priority Lien Debt] hereby agrees to become party as a Priority Lien Representative under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.
2.    Lien Sharing and Priority Confirmation.
The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative, hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt and each other existing and future Priority Lien Representative and as a condition to being treated as Priority Lien Debt under the Collateral Trust Agreement that:
(a)    all Priority Lien Obligations will be and are secured Equally and Ratably by all Priority Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of any Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations Equally and Ratably;
(b)    the New Representative and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from the enforcement of Priority Liens; and

(c)    the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement and the other Security Documents.
3.    Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.
IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of _________________, 20____.
[insert name of the new representative]

By:
Name:
Title:
The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the New Representative and the holders of the Obligations represented thereby:
Wells Fargo Bank, National Association, as Collateral Trustee
By:
Name:
Title:

E-

C-1
EXHIBIT C
to Collateral Trust Agreement
FORM OF
COLLATERAL TRUST JOINDER - ADDITIONAL GUARANTOR
Reference is made to the Collateral Trust Agreement dated as of April 17, 2017 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Unisys Corporation, a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, Wells Fargo Bank, National Association, as Trustee under the First Lien Indenture (as defined therein), the other Priority Lien Representatives from time to time party thereto and Wells Fargo Bank, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.20 of the Collateral Trust Agreement.

1.    Joinder. The undersigned, _________________, a _______________, hereby agrees to become party as a Guarantor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.
2.    Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.
IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of __________________, 20____.
[        ]
By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Guarantor:

Wells Fargo Bank, National Association, as Collateral Trustee
By:
Name:
Title:

Schedule 95

Schedule 1

SCHEDULE 1
to Collateral Trust Agreement
Mortgaged Properties

•	None as of the Issue Date.